UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 13, 2026
Date of Report (Date of earliest event reported)

HOPE BANCORP INC
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4849715
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Wilshire Boulevard, Suite 1400
Los Angeles, California 90010
(Address of principal executives offices, including zip code)

(213) 639-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock	,	par value $0.001 per share	HOPE	NASDAQ Global Select Market
(Title of class)			(Trading Symbol)	(Name of exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent applicable, the information set forth under Item 5.03 below is incorporated by reference as if fully set forth herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2026, Scott Yoon-Suk Whang, notified the Board of Directors (the “Board”) of Hope Bancorp, Inc. (the “Company”) that he intends to retire from the Board effective as of the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) and will therefore not stand for re-election to the Board at the Annual Meeting. The Company would like to thank him for his dedication and service. Mr. Whang’s decision to retire was not the result of any disagreement relating to the Company’s operations, policies or practices. Mr. Whang will continue to serve as a director and Chair of the Nomination & Governance Committee, a member of the Human Resources and Compensation Committee and the Executive Committee until the completion of his term. In connection with the election of directors at the Annual Meeting the size of the Board will be reduced to nine (9).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with its periodic review of the Amended and Restated Bylaws (the “Bylaws”) of the Company, on January 15, 2026, the Board of Directors of the Company amended and restated the Bylaws effective immediately. The Bylaws amendments, among other things, include:
•Providing for a majority voting standard in uncontested elections consistent with the director resignation policy that is already in place;
•Updating procedural, notice and information requirements for stockholder nominations of directors and submission of stockholder proposals to align with market and best practices;
•Requiring stockholders seeking to act by consent or call a special meeting to first request the board fix a record date;
•Updating the indemnification or advancement provisions to align with market and best practices;
•Providing that the Board has the sole authority to fill vacancies on the Board;
•Providing that the affirmative vote of a majority of the holders of a majority of the voting power of the outstanding shares of the Company’s capital stock entitled to vote thereon is required for stockholders to amend the Bylaws; and
•Making various other updates, including administrative, modernizing, clarifying and conforming changes to the Bylaws (collectively, the “Bylaws Amendments”).
The above description of the Bylaws Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, which are attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On January 16, 2026, the Company issued a press release announcing Mr. Whang’s retirement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

In connection with its periodic review of its corporate governance documents, the Board, at the recommendation of the Nomination & Governance Committee, amended the Company’s Corporate Governance Guidelines and Lead Independent Director Guidelines in order to increase the robustness of the duties and responsibilities associated with the Lead Independent Director position and help ensure the exercise of independent judgment by the Board. The Company’s Corporate Governance Guidelines were also amended to add guidelines regarding Chief Executive Officer succession planning consistent with best practices.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Hope Bancorp, Inc. (effective January 15, 2026)
99.1	Press release, dated January 16, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOPE BANCORP, INC.

Date: January 16, 2026	By:	/s/ Julianna Balicka
Julianna Balicka
Executive Vice President and Chief Financial Officer